Exhibit 4.3

SECOND AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS

Dated as of March 6, 2018

Between

EACH OF THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO,
individually and/or collectively, as the context may require, as Borrower

and

RVI CMA HOLDER LLC, as additional obligor

and

COLUMN FINANCIAL, INC., JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, and WELLS FARGO BANK, NATIONAL ASSOCIATION,

collectively, as Lender

SECOND AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS, dated as of March 6, 2018 (this “Amendment”), is by and among COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“CF”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, having an address at 383 Madison Avenue, New York, New York 10179 (“JPM”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, MAC A0227-020, Oakland, California 94612 (“Wells”; and together with CF and JPM and their respective successors and/or assigns, collectively “Lender”), EACH OF THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO, each having its principal place of business at 3300 Enterprise Parkway, Beachwood, OH 44122 (individually and/or collectively, as the context may require, together with their respective successors and/or assigns, “Borrower”) and RVI CMA HOLDER LLC, a Delaware limited liability company having its principal place of business at 3300 Enterprise Parkway, Beachwood, OH 44122 (“Additional Obligor”).  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Lender has made a loan in the original principal amount of One Billion Three Hundred Fifty Million Dollars ($1,350,000,000) (the “Loan”) to Borrower pursuant to that certain Loan Agreement, dated as of February 14, 2018 (the “Original Loan Agreement”) as amended by that certain First Amendment to Loan Agreement, dated as of February 27, 2018 (the “First Amendment to Loan Agreement”), by and among Borrower, Lender and Additional Obligor, which Loan is evidenced by the Original Loan Agreement, the First Amendment to Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement); and

WHEREAS, Borrower, Lender and Additional Obligor now desire to amend the Original Loan Agreement (the Original Loan Agreement, as amended by the First Amendment to Loan Agreement, this Amendment, and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and certain other Loan Documents, each as more specifically set forth herein.

NOW, THEREFORE, in consideration of the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows.

A G R E E M E N T:

Section I.Modification to Original Loan Agreement.

(i)Section 1.1 of the Original Loan Agreement is hereby amended to delete the definitions of “Component,” “Component H-RR,”  “Components,” and “LIBOR Spread” in

their entirety and add in the appropriate alphabetical order the following definitions of “Component,” “Component HRR,”  “Components” and “LIBOR Spread”:

““Component” shall mean, individually, any one of Component A, Component B, Component C, Component D, Component E, Component F, Component G or Component HRR.”

““Component HRR”” shall mean the component of the Loan designated as “HRR” in Section 2.11 hereof.”

““Components” shall mean, collectively, Component A, Component B, Component, C, Component D, Component E, Component F, Component G or Component HRR.”

““LIBOR Spread” shall mean, with respect to each Component of the Loan, as the same may be reallocated pursuant to Section 11.1(b) hereof:

(a)	Component A, 3.15%;
(b)	Component B, 3.15%;
(c)	Component C, 3.15%;
(d)	Component D, 3.15%;
(e)	Component E, 3.15%;
(f)	Component F, 3.15%;
(g)	Component G, 3.15%; and
(h)	Component HRR, 3.15%;

the LIBOR Spread shall be increased by (x) 25 basis points (0.25%) from and after the first day of the first Extension Option and (y) an additional 25 basis points (0.25%) from and after the first day of the second Extension Option in accordance with Section 2.9(g), without duplication of any increase with respect to the Alternate Rate Spread or the Prime Rate Spread in accordance with Section 2.9(g).”

(ii)Section 1.1 of the Original Loan Agreement is hereby amended to add in the appropriate alphabetical order the following definitions of “Approved Gabe Lease,” “Approved Gabe Lease SNDA,” “Component G,” “Gabe Lease,” “Gabe Lease Potential LD Amount,”  and “Gabe Lease Required Deposit”:

““Approved Gabe Lease” shall mean the form of Gabe Lease attached hereto as Exhibit A, with such changes as are reasonably approved by Lender.”

““Approved Gabe Lease SNDA” shall mean the form of subordination, non-disturbance and attornment agreement attached hereto as Exhibit B, with such changes as are reasonably approved by Lender.”

““Component G” shall mean the component of the Loan designated as “G” in Section 2.11 hereof.”

“Gabe Lease” shall have the meaning set forth in Section 8.8 hereof.”

“Gabe Lease Potential LD Amount” shall have the meaning set forth on Schedule 8.8-A hereof.”

““Gabe Lease Required Deposit” shall have the meaning set forth in Section 8.8	hereof.”

(iii)Section 2.6(a) of the Original Loan Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“(a)Borrower shall make a payment to Lender of interest only on the Closing Date for the period from (and including) the Closing Date through (and including) the fourteenth (14th) day of either (i) the month in which the Closing Date occurs (if the Closing Date occurs on or before the fourteenth (14th) day of such month), or (ii) the month following the month in which the Closing Date occurs (if the Closing Date occurs on or after the fifteenth (15th) day of the then current calendar month); provided, however, if the Closing Date is the fourteenth (14th) day of a calendar month, no such separate payment of interest shall be due.  Borrower shall make a payment to Lender of interest in the amount of the Monthly Debt Service Payment Amount on the First Monthly Payment Date and on each Monthly Payment Date occurring thereafter to and including the Maturity Date.  Each payment shall be applied first to accrued and unpaid interest, and then to other amounts due and unpaid pursuant to this Agreement and the other Loan Documents and the balance, if any, shall be funded to Borrower’s operating account so long as no Event of Default has occurred and is continuing.  Provided no Event of Default has occurred and is continuing, payments pursuant to this Section 2.6 shall be applied to interest accrued, or to be accrued for the related Interest Accrual Period in which the Monthly Payment Date occurs for each Component of the Loan, as follows: (i) first, to the payment of interest then due and payable under Component A; (ii) second, to the payment of interest then due and payable under Component B; (iii) third, to the payment of interest then due and payable under Component C; (iv) fourth, to the payment of interest then due and payable under Component D; (v) fifth, to the payment of interest then due and payable under Component E; (vi) sixth, to the payment of interest then due and payable under Component F; (vii) seventh, to the payment of interest then due and payable under Component G; and (viii) eighth, to the payment of interest then due and payable under Component HRR.”

(iv)Section 2.7(e) of the Original Loan Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“(e)Application of Prepayments to Components.  Except for any First 25% Prepayment Amount, any principal payments received on the Loan when no

Event of Default exists shall be applied by Lender between the Components of Loan (a) first, to the reduction of the outstanding principal balance of Component A until reduced to zero, (b) second, to the reduction of the outstanding principal balance of Component B until reduced to zero, (c) third, to the reduction of the outstanding principal balance of Component C until reduced to zero, (d) fourth, the reduction of the outstanding principal balance of Component D until reduced to zero, (e) fifth, to the reduction of the outstanding principal balance of Component E until reduced to zero, (f) sixth, to the payment of interest then due and payable under Component F, (g) seventh, to the payment of interest then due and payable under Component G, and (h) eight, to the payment of interest then due and payable under Component HRR.  Any First 25% Prepayment Amount received on the Loan when no Event of Default exists shall be applied to each Component of the Loan on a pro rata pari passu basis, provided, however, that if there exists a Trigger Period (other than an Event of Default) when such First 25% Prepayment Amount is received, such First 25% Prepayment Amount shall be applied sequentially amongst the Components of the Loan as set forth above. Following any Event of Default, any payment of principal (including any First 25% Prepayment Amount) from whatever source may be applied by Lender between the Components of the Loan in Lender’s sole discretion.”

(v)Section 8.8(a) of the Original Loan Agreement is hereby amended by inserting the following at the end thereof:

“On March 9, 2018, Borrower shall deposit, or cause to be deposited, the amount of $2,582,976.00 (which amount may be adjusted to the extent modifications are made (which modifications are subject to Lender’s prior written consent) to the Approved Gabe Lease and/or the Approved Gabe Lease SNDA) (the “Gabe Lease Required Deposit”) into the Unfunded Obligations Reserve Account for free rent, tenant improvements and leasing commissions incurred pursuant to that certain Lease, to be entered into by and between Gabriel Brothers, Inc., as tenant, and Benderson-Wainberg Associates, L.P., as landlord (the “Gabe Lease”), with respect to the Individual Property known as Wrangleboro Consumer Square, Mays Landing, NJ as more particularly described on Schedule 8.8-A attached hereto. Borrower hereby authorizes Lender (or Servicer) to deduct, on March 9, 2018, such Gabe Lease Required Deposit from funds on deposit in the Cash Management Account.  Such Gabe Lease Required Deposit shall be considered to be Unfunded Obligations Reserve Funds for all purposes hereunder.”

(vi)Section 8.8(b) of the Original Loan Agreement is hereby amended by inserting the following at the end thereof:

“Subject to Section 8.14(i), Lender shall (A) disburse to Borrower (I) if the Approved Gabe Lease is executed on or before June 1, 2018, the Gabe Lease Potential LD Amount upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; and (iii) the Tenant under the Gabe Lease has taken possession of the premises demised pursuant to the Gabe Lease, is open for business and is paying full, unabated rent pursuant to the Gabe Lease and the Gabe Lease is otherwise in full force and effect and Lender receives evidence reasonably acceptable to Lender that no amount of the Gabe Lease Potential LD Amount is payable pursuant to the Gabe Lease and (II) if the Approved Gabe Lease has not been executed as of June 2, 2018, the amount of the Gabe Lease Required Deposit then remaining on deposit in the Unfunded Obligations Reserve Account, upon satisfaction of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; and (iii) Lender receives evidence reasonably acceptable to Lender that no amount of the Gabe Lease Required Deposit is payable pursuant to the Gabe Lease, and (B) if, at any time, the Gabe Lease is terminated and not all of the Gabe Lease Required Deposit has been disbursed as of the date of such termination (after taking into amounts (if any) to be disbursed or otherwise payable to the Tenant under the Gabe Lease pursuant to the terms thereof) and Lender shall have received evidence acceptable to Lender that no additional amounts are payable by Borrower under the Gabe Lease, then Lender shall deposit an amount equal to the remaining Gabe Lease Required Deposit on deposit in the Unfunded Obligations Reserve Account to the Leasing Reserve Account.”

Section II.Amendment to Other Loan Documents.  Each of the Loan Documents (other than the Loan Agreement) is hereby amended such that (i) each reference in any of the Loan Documents (other than the Loan Agreement) to the defined terms “Component,” “Component H-RR,” “Components,” and “LIBOR Spread”, which defined terms have been modified pursuant to this Amendment shall be deemed to be a reference to such defined terms as so modified and (ii) each reference to the Loan Agreement shall mean the Original Loan Agreement, as modified pursuant to the terms of this Agreement.

Section III.Reaffirmation of Guaranty. In connection with this Amendment, Sponsor hereby:

(a)Consents to and acknowledges this Amendment and acknowledges and agrees that this Amendment shall not impair, reduce or adversely affect the nature of the obligations of Guarantor under the Guaranty.

(b)Warrants and represents that, to its knowledge, there are no defenses, offsets or counterclaims existing with respect to its obligations under the Guaranty.

(c)Acknowledges that the Guaranty and the obligations of Guarantor contained in the Guaranty are continuing and in full force and effect.

(d)Reaffirms the Guaranty and its obligations thereunder, and acknowledges that this reaffirmation of the Guaranty is for the benefit of Lender.

Section IV.Reaffirmation of Pledgor Guaranty. In connection with this Amendment, Pledgor hereby:

(a)Consents to and acknowledges this Amendment and acknowledges and agrees that this Amendment shall not impair, reduce or adversely affect the nature of the obligations of Pledgor under the Pledgor Guaranty.

(b)Warrants and represents that, to its knowledge, there are no defenses, offsets or counterclaims existing with respect to its obligations under the Pledgor Guaranty.

(c)Acknowledges that the Pledgor Guaranty and the obligations of Pledgor contained in the Pledgor Guaranty are continuing and in full force and effect.

(d)Reaffirms the Pledgor Guaranty and its obligations thereunder, and acknowledges that this reaffirmation of the Pledgor Guaranty is for the benefit of Lender.

Section V.Reaffirmation of Environmental Indemnity. In connection with this Amendment, each of Borrower and Guarantor hereby:

(a)Consents to and acknowledges this Amendment and acknowledges and agrees that this Amendment shall not impair, reduce or adversely affect the nature of the obligations of Borrower or Guarantor under the Environmental Indemnity.

(b)Warrants and represents that, to its knowledge, there are no defenses, offsets or counterclaims existing with respect to its obligations under the Environmental Indemnity.

(c)Acknowledges that the Environmental Indemnity and the obligations of Borrower and Guarantor contained in the Environmental Indemnity are continuing and in full force and effect.

(d)Reaffirms the Environmental Indemnity and its obligations thereunder, and acknowledges that this reaffirmation of the Environmental Indemnity is for the benefit of Lender.

Section VI.No Waiver.  The execution, delivery and effectiveness of this Amendment shall not, except to the extent expressly provided herein, operate as a waiver of any right, power or remedy of any of Lender, Borrower or Additional Obligor under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents by any of the parties hereto.

Section VII.No Presumption Against Party Drafting Amendment.  Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared or drafted the same, it being agreed that all parties to this Amendment participated in the preparation hereof.

Section VIII.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section IX.Ratification.  Borrower, Lender and Additional Obligor hereby ratify and confirm the Loan Agreement, as modified hereby.  Except as modified and amended by this Amendment, the Loan, the Loan Agreement and the other Loan Documents and the respective obligations of Lender, Borrower and Additional Obligor thereunder shall be and remain unmodified and in full force and effect.

Section X.No Further Modification.  No further modification, amendment, extension, discharge, termination or waiver hereof shall be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

Section XI.Governing Law.  This Amendment shall be construed and enforced in accordance with the laws of the State of New York (without regard to the principles of conflicts of laws).  If any provision hereof is not enforceable, the remaining provisions of this Amendment shall be enforced in accordance with their terms.

Section XII.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Section XIII.References to Loan Agreement.  All references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as hereby modified herein.

Section XIV.Entire Agreement.  This Amendment constitutes the entire agreement between Borrower, Additional Obligor and Lender with respect to subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section XV.Incorporation of Recitals; Defined Terms.  The recitals hereto are hereby incorporated into this Amendment as if fully set forth herein.  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

DDR TUCSON SPECTRUM I LLC

DDR TUCSON SPECTRUM II LLC

DDR TUCSON SPECTRUM III LLC

DDR MARINER SQUARE LLC

DDR MARINER SQUARE II LLC

GS II GREEN RIDGE LLC

DDR DOUGLASVILLE PAVILION LLC

RVT NEWNAN CROSSING LLC

RVT SILVER SPRING SQUARE LLC

RVT HENDERSONVILLE TN LLC

RVT HAMILTON COMMONS LLC

RVT WEST ALLIS CENTER LLC

BRE DDR RIVERDALE VILLAGE INNER RING LLC

BRE DDR RIVERDALE VILLAGE OUTER RING LLC

DDRA MAPLE GROVE CROSSING LLC

RVT BRANDON BOULEVARD SHOPPES LLC

RVT TEQUESTA SHOPPES LLC

RVT EAST LLOYD COMMONS LLC

RVT WRANGLEBORO CONSUMER SQUARE LLC

RVT NOBLE TOWN CENTER LLC

RVT KYLE CROSSING LLC

RVT HOMESTEAD PAVILION LLC

RVT LAKE WALDEN SQUARE LLC

BRE DDR BROOKFIELD LLC

BRE DDR BROWN DEER MARKET LLC

BRE DDR BROWN DEER CENTER LLC

RVT PEACH STREET SQUARE i LLC

RVT ERIE MARKETPLACE LLC

RVT PAVILION AT SHOPPERS WORLD LLC

BRE DDR MARKETPLACE AT TOWNE CENTER LLC

BRE DDR HARBISON COURT LLC

DDR GRESHAM STATION LLC

GS II UPTOWN SOLON LLC

DDR WALKS AT HIGHWOOD PRESERVE I LLC

DDR SEABROOK LLC

BRE DDR MIDWAY MARKETPLACE LLC

BRE DDR GRANDVILLE MARKETPLACE LLC

DDR WILLOWBROOK PLAZA LLC

BRE DDR GREAT NORTHERN LLC

DDR MILLENIA PLAZA LLC

DDR I-DRIVE LLC

DDR PALM VALLEY PAVILIONS LLC

DDR CROSSROADS CENTER LLC

GS II BIG OAKS LLC

DDR GUAYAMA WM LLC, S.E.

DDR SENORIAL LLC, S.E.

DDR RIO HONDO LLC, S.E.

DDR ATLANTICO LLC, S.E.

DDR FAJARDO LLC, S.E.

DDR NORTE LLC, S.E.

DDR ESCORIAL LLC, S.E.

DDR DEL SOL LLC, S.E.

DDR ISABELA LLC, S.E.

DDR CAYEY LLC, S.E.

DDR VEGA BAJA LLC, S.E. AND

DDR PALMA REAL LLC, S.E.,

each a Delaware limited liability company

By: /s/ Matthew Ostrower

Name:  Matthew Ostrower

Title:    Chief Financial Officer

DDR/1ST CAROLINA CROSSINGS SOUTH LP, a Delaware limited partnership

By:  RVT CAROLINA CROSSINGS GP LLC, a

Delaware limited liability company, its general partner

By: /s/ Matthew Ostrower

Name:  Matthew Ostrower

Title:    Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ADDITIONAL OBLIGOR:

RVI CMA HOLDER LLC, a Delaware limited liability company

By:  /s/ Matthew Ostrower

        Name: Matthew Ostrower

        Title:   Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

LENDER:

COLUMN FINANCIAL, INC., a Delaware corporation

By: /s/ David Tlusty

Name:  David Tlusty

Title:    Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: /s/ Simon B. Burce

Name: Simon B. Burce

Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Jeffrey L. Cirillo

Name: Jeffrey L. Cirillo

Title:   Managing Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

The undersigned hereby acknowledges and consents to Sections III and V of this First Amendment to Loan Agreement and Other Loan Documents.

SPONSOR:

RETAIL VALUE INC., an Ohio corporation

By: /s/ Matthew Ostrower

      Name: Matthew Ostrower

      Title: Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

The undersigned hereby acknowledges and consents to Section IV of this First Amendment to Loan Agreement and Other Loan Documents.

PLEDGOR:

RVT PR MEZZ BORROWER I LLC, a Delaware limited liability company

By: /s/ Matthew Ostrower

      Name: Matthew Ostrower

      Title: Chief Financial Officer

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